UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): October 21, 2005

WFS Financial Inc
(Exact Name of Registrant as Specified in its Charter)

California (State or Other Jurisdiction of Incorporation or Organization)	000-26458 (Commission File Number)	33-0291646 (I.R.S. Employer Identification No.)
23 Pasteur, Irvine, California 92618-3804
(Address of Principal Executive Offices) (Zip Code)
(949) 727-1002
(Registrant’s telephone number,
including area code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          On September 12, 2005, WFS Financial Inc, a California corporation (“WFS Financial”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Wachovia Corporation, a North Carolina corporation (“Wachovia”), Westcorp, a California corporation (“Westcorp”), Western Financial Bank, a federal savings bank and a direct wholly owned subsidiary of Westcorp (“WFB”), and WFS Financial, a majority-owned subsidiary of WFB. On October 21, 2005, the parties to the Merger Agreement amended and restated the Merger Agreement (as amended and restated, the “Amended and Restated Merger Agreement”) primarily to change the method of effecting Wachovia’s acquisition of WFS Financial. Except as specifically amended by the Amended and Restated Merger Agreement, all other terms and conditions to the Merger Agreement remain in full force and effect. The amendments do not alter the amount or kind of consideration to be issued to holders of Westcorp common stock or WFS Financial common stock.
          A copy of the Amended and Restated Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Amended and Restated Merger Agreement is qualified in its entirety by reference to the full text of the Amended and Restated Merger Agreement.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits

2.1*	Agreement and Plan of Merger, dated as of September 12, 2005, as amended and restated

*	Schedules and similar attachments to the Agreement and Plan of Merger, as amended and restated, have been omitted pursuant to Item 601(b)(2) of Regulation S-K. WFS Financial will furnish supplementally a copy of any omitted schedule or similar attachment to the SEC upon request.
*  *  *
Additional Information
The proposed merger of Westcorp with Wachovia will be submitted to Westcorp’s shareholders for their consideration and the proposed acquisition of WFS Financial by Wachovia, pursuant to the merger of WFS Financial with a new wholly owned subsidiary of Wachovia, will be submitted to WFS Financial’s shareholders for their consideration. Wachovia has filed a registration statement, which includes a preliminary joint proxy statement-prospectus for each of Westcorp and WFS Financial, and each of Wachovia, Westcorp and WFS Financial may file other relevant documents concerning the proposed mergers with the SEC. The registration statement and preliminary joint proxy statement-prospectus are not yet final and will be further amended. Shareholders are urged to read the definitive joint proxy statement-prospectus when it is available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because those documents will contain important information about Wachovia, Westcorp, WFS Financial, the proposed mergers and transactions contemplated thereby and related matters. You can obtain a free copy of the definitive joint proxy statement-prospectus once it is available, as well as other filings containing information about Wachovia, Westcorp and WFS Financial, at the SEC’s website (http://www.sec.gov). You will also be able to obtain these documents, free of charge, at Wachovia’s website (http://www.wachovia.com) under the tab “Inside Wachovia — Investor Relations” and then under the heading “Financial Reports — SEC Filings”. Copies of the definitive joint proxy statement-prospectus once it is available, and SEC filings that are incorporated by reference therein, can also be obtained, free of charge, by directing a request to Wachovia Corporation, Investor Relations, One Wachovia Center, 301 South College Street, Charlotte, NC 28288-0206, (704)-374-6782; or to Westcorp or WFS Financial, Attn: Investor Relations, 23 Pasteur, Irvine, CA 92618, (949)-727-1002.
Wachovia, Westcorp and WFS Financial and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the shareholders of Westcorp and/or WFS Financial in connection with the proposed mergers. Information about the directors and executive officers of Wachovia is set forth in the proxy statement for Wachovia’s 2005 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 14, 2005. Information about the directors and executive officers of Westcorp is set forth in the proxy statement for Westcorp’s 2005 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 28, 2005, and information about the directors and executive officers of WFS Financial is set forth in the proxy statement for WFS Financial’s 2005 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 28, 2005. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the definitive joint proxy statement-prospectus once it is available, regarding the proposed mergers. You may obtain free copies of these documents as described in the preceding paragraph.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WFS FINANCIAL INC, a California corporation
Date: October 26, 2005	By:	/s/ Robert J. Costantino
Robert J. Costantino
Senior Executive Vice President, Chief Financial Officer and Chief Operating Officer

Index to Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of September 12, 2005, as amended and restated